UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2012

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma		73107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 24, 2012, LSB Industries, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders. Approximately 93.9% of the Company’s securities entitled to vote at the annual meeting were represented in person or by proxy. At the annual meeting, the stockholders (1) elected five nominees to serve on the Board of Directors for terms expiring in 2015, (2) ratified the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for 2012, and (3) approved, on an advisory basis, a resolution approving the 2011 compensation of the Company’s named executive officers. The final voting results for each of these matters are set forth below.

1.	Election of Directors:

Nominee	Number of Votes For	Number of Votes Withheld
Robert C. Brown	18,569,975	1,578,830
Barry H. Golsen	18,562,124	1,586,681
David R. Goss	18,560,962	1,587,843
Gail P. Lapidus	19,571,625	577,180
John A. Shelley	19,453,655	695,150

There were 1,663,526 broker non-votes with respect to each nominee.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm:

Number of Votes For:	21,262,567
Number of Votes Against:	538,792
Number of Votes Abstaining:	10,972

There were no broker non-votes on this matter.

3.	Advisory Vote on Executive Compensation:

Number of Votes For:	19,509,974
Number of Votes Against:	539,401
Number of Votes Abstaining:	99,430

There were 1,663,526 broker non-votes on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2012

LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance,
Chief Financial Officer